                                                                   Exhibit 10.13

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                            ASSET PURCHASE AGREEMENT

                            DATED AS OF MAY 31, 2005

                                     BETWEEN

                              C AND L SERVICES, LP

                                    AS SELLER

                                       AND

                            UNION DRILLING TEXAS, LP

                                    AS BUYER

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                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT is made and entered into as of May 31,
2005, between C AND L SERVICES, LP, a Texas limited partnership ("Seller"), and
UNION DRILLING TEXAS, LP, a Texas limited partnership ("Buyer").

                                   WITNESSETH:

          WHEREAS, Buyer desires to purchase the Assets (as hereinafter defined)
from Seller; and

          WHEREAS, Seller desires to sell the Assets to Buyer in exchange for the payment by Buyer of the Purchase Price (as hereinafter defined);

          NOW, THEREFORE, for and in consideration of the mutual benefits derived and to be derived herefrom by each party, Seller and Buyer agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               1.01 Basic Definitions. In addition to the terms defined in the introductory paragraph of this Agreement, for purposes hereof, the following terms shall have the meanings set forth in this Article I, unless the context otherwise requires:

          "Affiliate" means, as to the person specified, any person controlling, controlled by or under common control with such person, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause to direct or cause the direction of the management policies of another, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Asset Purchase Agreement and all schedules and exhibits attached hereto.

          "Assets" has the meaning specified in Section 2.01.

          "Best Efforts" means a party's best efforts in accordance with reasonable commercial practice.

          "Business Day" means a day on which national banks are generally open for the transaction of business in Pittsburgh, Pennsylvania.

          "Buyer" has the meaning specified in the preamble.

          "Closing" means the consummation of the sale and purchase of the
Assets as contemplated by this Agreement which shall take place on the Closing
Date.

          "Closing Date" has the meaning specified in Section 9.01.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Governmental Entity" means any court or tribunal in any jurisdiction
(domestic or foreign) or any public, governmental commission, board, bureau or other authority or instrumentality (domestic or foreign).

          "Purchase Price" means the consideration specified in Section 3.01 to be paid by Buyer to Seller in connection with the sale of the Assets by Seller to Buyer under the terms of this Agreement.

          "Rig Lien" means the security interest of Community Bank of Cleburne in certain of the Assets, securing a debt of Seller in the approximate principal amount of $1.4 million, and any related UCC financing statements filed by
Community Bank of Cleburne.

          "Seller" has the meaning specified in the preamble.

               1.02 Additional Definitions. Other terms are elsewhere defined in this Agreement and shall, for purposes of this Agreement, have the meanings so specified unless the context otherwise requires. The definitions given to the terms herein shall be applicable to both the singular and plural forms of such terms as the context requires.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

               2.01 Assets to be Purchased. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller agrees to sell, assign, transfer, deliver and convey to Buyer, and Buyer agrees to purchase, the following (collectively, the "Assets"):

          (a)  the two land drilling rigs described on Schedule 2.01(a), together with all of such drilling rigs' engines, machinery, and fittings, and the drilling equipment, blowout preventers,
               handling tools, spare parts, supplies, tubulars and pipe
               described on Schedule 2.01(a) (collectively, the "Rigs");

          (b)  the following tangible and intangible assets used or held for use in connection with the ownership, maintenance and operation of the Assets, to the extent assignable by law and Seller or its
               Affiliates have the right to assign and transfer such assets:

               (i)  all records to be delivered to Buyer pursuant to Section
                    2.04; and

               (ii) the certificates, licenses, permits, consents, operating authorities, orders, exemptions, franchises, approvals,
                    registrations and other

                    authorizations and applications therefor specifically
                    associated with the maintenance and operation of the Assets
                    ("Permits"); and

               (iii) all warranties relating to the Assets providing benefits to the owner of the Assets.

          Notwithstanding the foregoing, if any drill pipe is replaced or substituted pursuant to Section 8.09, the Assets shall include such replacement or substituted drill pipe and not the drill pipe replaced.

               2.02 Risk and Expense. Seller shall bear the risks inherent in the ownership of the Assets until the Closing Date. Seller shall maintain in full force and effect the insurance policies currently covering the Assets through the Closing Date. Should either of the
          Rigs sustain damage in excess of $1,000,000 before the Closing Date, this Agreement shall immediately terminate. Should either of the Rigs suffer any damage that constitutes less than $1,000,000 between the date hereof and the Closing, Sellers shall at the Closing pay over to
          Buyer any insurance proceeds received by Sellers with respect to such damage, together with an amount equal to any insurance deductible or coinsurance amount applied against such damages.

               2.03 Nonassumption of Liabilities. Buyer does not assume and shall in no event be liable for any liabilities, debts or obligations of Seller, whether accrued, absolute, matured, contingent or otherwise, including, without limitation, (a) any foreign, federal, state, county, or local taxes, including, without limitation, excise taxes, or documentary transfer taxes, which in each case arise from the ownership of the Assets on or prior to the Closing Date or from the consummation of the transactions contemplated by this Agreement;
          (b) any obligations or liabilities arising from any Environmental Laws
          (as hereinafter defined) or hazardous substances, or any other obligations or liabilities of any type relating to ownership or operation of any property either directly or indirectly by Seller or the ownership or operation of any business, property or assets utilized by Seller arising prior to or on the Closing Date; (c) any obligations or liabilities whatsoever which may be imposed upon Buyer as a successor to Seller either directly or indirectly or otherwise by any Environmental Laws; (d) any obligations or liabilities arising out of, relating to, or in connection with any action, suit, proceeding, or investigation pending or threatened against Seller or any of its shareholders, officers, directors, employees, or agents; (e) any labor or employment-related claims, obligations, or liabilities which accrue or arise from events occurring prior to, on or after the Closing Date, including, but not limited to, any claim of obligation or liability relating to wages, employee benefits, severance pay, workers'
          compensation, including insurance premiums, unemployment insurance, breach of employment contract, wrongful discharge, employment discrimination, or unfair labor practice; (f) any claims, obligations, or liabilities arising under or relating to any alleged violation of the Worker Adjustment and Retraining Notification Act of 1988, as
          amended; (g) any liabilities for fees or expenses incident to the preparation of this Agreement or the consummation of the transactions contemplated hereby

          (including, without limitation, counsel, accountant's or finder's fees of Seller); or (h) trade payables or expenses, debt, contracts, agreements, leases or other obligations of Seller.

               2.04 Delivery of Records.

          (a)  Buyer shall be entitled to the records physically located on the
               Rigs or at the location thereof on the Closing Date and relevant to the Rigs.

          (b)  As promptly following the Closing as practicable, Seller shall deliver or cause to be delivered to Buyer at such location as mutually agreed, copies of any technical or operational manuals or maintenance records related to the Assets.

          (c)  Seller shall be entitled to retain all originals of its corporate, financial, accounting, legal, tax and audit records, subject to Buyer's rights of inspection as set forth in Section
               8.02.

                                  ARTICLE III

                                 PURCHASE PRICE

               3.01 Consideration for Assets. As consideration for the sale by
          Seller to Buyer of the Assets, Buyer shall pay to Seller the sum of
          Eight Million and No/100 Dollars ($8,000,000.00) in United States
          currency, subject to Section 8.09 (the "Purchase Price").

                                   ARTICLE IV

                      REPRESENTATIONS, WARRANTIES OF SELLER

          Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

               4.01 Organization and Qualification. Seller is a limited
          partnership duly organized, validly existing, and in good standing under the laws of Texas, has the full power and authority, to own, operate and lease its property and to carry on its business as now conducted, and is duly qualified and is in good standing in each jurisdictions in which the character of its properties and assets currently owned or leased or the nature of its business transactions makes such qualification necessary.

               4.02 Due Execution. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action including the approval by the general and limited partners of Seller. This Agreement and all other agreements and written obligations entered into or undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding

          obligations of Seller enforceable against Seller in accordance with their respective terms.

               4.03 Legal Power and Authority. Seller has full power and
          authority to enter into this Agreement and to perform all acts and to do all things required on its part to be performed in connection with this Agreement and the transactions contemplated hereby, and has granted full power and authority to its appropriate officers to take all actions, to do all things and to make, execute and deliver all documents as may be necessary or required in order to effectuate and consummate the transactions contemplated hereby.

               4.04 No Conflicts. The execution, delivery and performance by
          Seller of this Agreement and the other documents, instruments and agreements contemplated hereby and the consummation of the transaction contemplated hereby and thereby will not (a) conflict with or result in a breach of any provisions of the organizational documents of
          Seller, (b) result in a material default or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease or other agreement to which Seller is a party or by which it or the Assets may be bound or affected, or (c) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Seller or any of its properties or assets.

               4.05 Litigation. There are no material suits, actions,
          proceedings or governmental investigations or inquiries pending or, to
          Seller's knowledge, threatened against Seller or the Assets that reasonably may be expected to have a materially adverse effect on the sale by Seller of the Assets.

               4.06 Brokers. Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the matters provided for in this Agreement.

               4.07 Title to and Condition of Assets. On the date of this
          Agreement, Seller lawfully owns and is lawfully possessed of good, valid, and indefeasible title to the Assets. At the Closing, Seller shall lawfully own and be lawfully possessed of, and shall sell, transfer and assign to Buyer, good, valid, and indefeasible title to the Assets, free and clear of any and all mortgages, security interests, liens, claims, debts, charges, or other encumbrances of any kind. Seller agrees to warrant and defend the title to, and possession of, the Assets for the benefit of Buyer against the claims and demands of all persons claiming an interest in the Assets as of the Closing
          Date, regardless of when any such claims or demands may be asserted.
          Seller has not received any written notice from any governmental agency, board, bureau, body, department or authority of any federal, state, municipal or foreign jurisdiction, to the effect that any of the Assets is in violation of any applicable ordinance, regulation or building, zoning, environmental or other law in respect thereof, the violation of which will have a material adverse effect on the ownership or use of any of such Assets.

               4.08 Insurance. Seller has in place insurance policies of the types and in coverage amount sufficient to fully insure any damage or casualty loss which may arise between the date hereof and Closing with respect to any of the Assets. Seller has previously delivered to Buyer a true and complete list of all deductible and retention amount applicable to the Assets under such policies. Seller does not know of any threatened termination of or material alteration of coverage under any of such policies. All premiums payable under all such policies have teen timely paid and Seller has otherwise complied fully with the terms and conditions of all such policies.

               4.09 Compliance with Laws. Seller has substantially complied with, and is in substantial compliance with, all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Assets, and there does not exist, to the best of Seller's knowledge, any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree with respect to the
          Assets.

               4.10 No Untrue Statement. In or in connection with the making of this Agreement, together with the various schedules and exhibits hereto, Seller has not made any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statements made by it herein not misleading.

               4.11 Sales Tax Exemption. To the knowledge and belief of Seller, the conveyance of the Assets by Seller is an occasional sale under
          Section 151.304 of the Texas Tax Code and the rules promulgated thereunder and is thus exempt from the imposition of the Texas sales tax.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to and agrees with Seller that, as of the date hereof and as of the Closing Date:

               5.01 Organization and Qualification. Buyer is a limited
          partnership duly organized, validly existing, and in good standing under the laws of Texas, has the full power and authority, to own, operate and lease its property and to carry on its business as now conducted, and is duly qualified and is in good standing in each jurisdiction in which the character of its properties and assets currently owned or leased or the nature of its business transactions makes such qualification necessary.

               5.02 Due Execution. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action including the approval by its Board of Directors.
          This Agreement and all other agreements and written obligations entered into or undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

               5.03 Legal Power and Authority. Buyer has full power and
          authority to enter into this Agreement and to perform all acts and to do all things required on its part to be performed in connection with this Agreement and the transactions contemplated hereby, and has granted full power and authority to its appropriate officers to take all actions, to do all things and to make, execute and deliver all documents as may be necessary or required in order to effectuate and consummate the transactions contemplated hereby.

               5.04 No Conflicts. The execution, delivery and performance by
          Buyer of this Agreement and the other documents, instruments and agreements contemplated herein will not (a) conflict with or result in a breach of any provision of the organizational documents of Buyer,
          (b) result in a material default or the creation of any lien or encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which it or any of its properties assets or may be bound or affected, or (c) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Buyer or any of its respective properties or assets.

               5.05 Litigation. There are no material suits, actions,
          proceedings or governmental investigations or inquiries pending or, to
          Buyer's knowledge, threatened against Buyer or its properties, assets, operations or businesses that reasonably may be expected to have a materially adverse effect on the purchase by Buyer of the Assets.

               5.06 Brokers. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the matters provided for in this Agreement.

                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller to consummate the transactions contemplated herein are subject, at the option of Seller, to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

               6.01 Representations and Warranties. Each of the representations and warranties of Buyer herein contained shall be true and correct
          (disregarding all references to materiality contained therein) in all material respects on the Closing Date.

               6.02 Performance. Buyer shall have performed all material
          obligations, covenants, and agreements hereunder and shall have complied with all material

          covenants and conditions contained in this Agreement to be performed or complied with by Buyer at or prior to the Closing.

               6.03 Legal Prohibition. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF BUYER

          The obligations of Buyer to consummate the transactions contemplated herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

               7.01 Representations and Warranties. Each of the representations and warranties of Seller herein contained shall be true and correct
          (disregarding all references to materiality contained therein) in all material respects on the Closing Date.

               7.02 Performance. Seller shall have performed all material obligations, covenants and agreements hereunder and shall have complied with all material covenants and conditions contained in this
          Agreement to be performed or complied with by Seller at or prior to the Closing.

               7.03 Legal Prohibition. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

               7.04 Release of Lien. The Rig Lien shall have been released and terminated.

               7.05 Board Approval. The board of directors of Union Drilling,
          Inc., the indirect parent corporation of Buyer, shall have approved the execution and performance of this Agreement by Buyer.

                                  ARTICLE VIII

                     COVENANTS AND AGREEMENTS OF THE PARTIES
                BEFORE, RELATING TO AND SUBSEQUENT TO THE CLOSING

          Seller and Buyer hereby covenant and agree as follows:

               8.01 Expenses. Except as may be otherwise provided in this
          Agreement, Seller and Buyer shall pay and discharge, or cause to be paid and discharged, their own expenses incurred in connection with the preparation, authorization, execution, and performance of this
          Agreement and the transactions contemplated

          herein, including, without limitation, inspection fees and fees and expenses of counsel, accountants and consultants.

               8.02 Access; Books and Records. Seller shall provide the
          officers, employees and attorneys of Buyer reasonable access, during normal business hours upon Buyer's reasonable prior notice to Seller, to the Assets and the records of Seller specifically relating thereto.
          Seller shall cooperate fully with such representatives of Buyer in connection with such review. If and to the extent necessary to comply with any disclosure requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, or any rules or regulations thereunder, or for any other reasonable business purpose, Buyer shall have the right, at its own expense, at any time or from time to time within three (3) years after the Closing Date during reasonable business hours upon reasonable notice to Seller to inspect, and make copies of or extracts from, any of the records of Seller relating to the business of Seller or the Assets and which are not provided to
          Buyer (the "Retained Records"). Without limiting the generality of the foregoing, Seller shall make available to Buyer any employees or consultants necessary or useful to the preparation of historical audited financial statements relating to the Assets and shall use its best efforts to cause such employees or consultants to deliver to the
          Buyer's auditors all certifications, attestations and representations deemed necessary or useful for the completion of such historical audits. None of the Retained Records in the possession of Seller shall be destroyed prior to three (3) years after the Closing Date without the consent of Buyer, unless first reproduced by microfilm or any other similar process. In the event that during such period Seller wishes to destroy any of the Retained Records at any time or from time to time after the Closing Date, Seller shall give not less than sixty
          (60) days notice to Buyer and Buyer shall have the right, at its own expense, during reasonable business hours to remove such records and keep possession of the same.

               8.03 Preservation of Assets. From the date hereof and until the
          Closing Date, Seller shall use its Best Efforts to preserve, maintain and protect the Assets.

               8.04 Notices of Certain Events. Until the Closing, Seller will promptly notify Buyer of any action, suit, proceeding, claim or investigation which is overtly threatened or commenced against Seller which is not fully insured against (except standard deductible or self-retention amounts) and which relates to or affects the Assets or this Agreement or the transactions contemplated hereby, and Buyer will promptly notify Seller of any action, suit, proceeding, claim or investigation which is overtly threatened or commenced against Buyer which is not fully insured against (except standard deductible or self-retention amounts) and which relates to and materially and adversely affects Buyer or its business or affects this Agreement or the transactions contemplated hereby. Seller further agrees to promptly notify Buyer of (i) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement; and (iii) the damage or destruction by fire or other casualty of any Asset or part thereof or in the event that any Asset or part thereof becomes the subject of any proceeding or, to the knowledge of any Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

               8.05 Actions with Respect to Closing. Seller will use its Best
          Efforts to obtain the satisfaction of the conditions to Closing applicable to Seller set forth in Article VII as soon as practicable.
          Buyer will use its Best Efforts to obtain the satisfaction of the conditions to Closing applicable to Buyer set forth in Article VI as soon as practicable.

               8.06 Public Statements. Neither the Buyer nor Seller, nor any of
          their respective Affiliates, shall make any news release or other announcement concerning the transactions contemplated hereby without first obtaining approval from each party hereto; except that Buyer may disclose the transactions contemplated hereby in connection any offering of its securities or as otherwise may be required by law.

               8.07 Continued Effectiveness of Representations and Warranties.
          Seller and Buyer shall each use its Best Efforts to cause the representations and warranties made by it herein to continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

               8.08 Removal of Assets. Seller agrees to allow Buyer up to ten days after the Closing Date to remove the Rigs and any associated
          Assets from the current drill sites in Johnson County, Texas, unless
          Buyer shall have entered into a new drilling contract with the operator of such drill site.

               8.09 Drill Pipe Inspection. As promptly as practicable after the execution of this Agreement, Seller shall retain a reputable firm to inspect the 10,000 feet of 4 1/2 inch drill pipe included in the
          Assets to verify its rating as double white band pipe (API RP7G specifications). If the inspection is not completed prior to the
          Closing, Buyer shall hold back $150,000 of the Purchase Price until such time as the inspection is satisfactorily completed and the pipe is available to Buyer. In the event that the results of the inspection preclude Seller from being able to deliver 10,000 feet of 4 1/2 double white band rated pipe to Buyer, Seller may elect to either substitute
          10,000 feet of similarly rated 5 inch pipe or forfeit the $150,000 holdback and conclude the sale without the 4 1/2 inch drill pipe.

                                   ARTICLE IX

                                     CLOSING

               9.01 Time and Place of Closing. Subject to the satisfaction by
          Seller and Buyer of the conditions set forth in Articles VII and VI, respectively, the Closing

                                       10

          of the transactions contemplated by this Agreement shall take place on
          June 2, 2005, at such place and time as the parties may agree. The date on which the Closing takes place is herein referred to as the
          "Closing Date."

               9.02 Actions of Seller at the Closing. At the Closing, Seller
          shall:

          (a)  deliver to Buyer a duly executed Bill of Sale and General
               Instrument of Assignment of the Assets (the "Bill of Sale") in
               the form of Exhibit A, dated as of the Closing Date;

          (b)  deliver to Buyer possession of the Assets at the current drill sites Johnson County, Texas;

          (c)  deliver to Buyer any and all other affidavits, certificates, documents, or agreements required by any federal, state, or local governmental or administrative body or authority necessary to pass title to the Assets to Buyer, together with such operation manuals, engineering drawings and specifications, technical documentation and copies of certificates pertaining to the Assets as Seller may possess;

          (d)  execute such other documents and instruments, and take such other actions, as may be necessary to carry out Seller's obligations under this Agreement.

               9.03 Actions of Buyer at Closing. At the Closing, and subject to
          Section 8.09, Buyer shall deliver to Seller the Purchase Price, by wire transfer to the account or accounts designated in writing by
          Seller. It is understood that a portion of the Purchase Price sufficient to obtain the release of the Rig Lien ($1,435,223.42 if the
          Closing occurs on June 2, 2005) will be paid by Buyer on Seller's behalf directly to Community Bank of Cleburne, as provided in the payoff letter previously delivered by Community Bank of Cleburne.

               9.04 Passage of Title; Delivery of Assets. Title to the Assets
          will pass from Seller to Buyer at the Closing, subject to Section
          8.09.

               9.05 Further Assurances. Subject to the terms and provisions of this Agreement, from time to time subsequent to the Closing Date, each party agrees to use reasonable efforts to execute and deliver, at the reasonable request of the other party, such additional documents and instruments as may, in the reasonable opinion of the requesting party, be reasonably required to carry out the intents and purposes of this
          Agreement and the transactions contemplated hereby.

                                    ARTICLE X

                                      TAXES

               10.01 Income Taxes. Seller shall assume responsibility for, and shall bear and pay, all income taxes, and other similar taxes on gross income, net income, or

                                       11

          gross receipts (including any applicable interest or penalties)
          incurred or imposed by any United States or foreign taxing authority with respect to the operation of the Assets prior to Closing.

               10.02 Sales Taxes. Buyer shall assume responsibility for, and shall bear and pay, all state and local sales and use taxes (including any applicable interest or penalties) incurred or imposed with respect to the sale by Seller to Buyer of the Assets pursuant to this
          Agreement.

               10.03 Tax Indemnities. Seller agrees to indemnify and hold harmless Buyer and its successors and assigns from and against any and all claims, demands, assessments, deficiencies, liabilities, costs, and expenses (including reasonable attorneys' fees and other costs and expenses of Buyer incident to the defense of same) that are caused by, arise out of, or result from any liability for the payment of federal, state or local taxes (including applicable penalties and interest)
          attributable to the operation of the Assets prior to the Closing for which the responsibility for payment has been allocated to Seller pursuant to the preceding provisions of this Article X.

                                   ARTICLE XI

                                 INDEMNIFICATION

               11.01 Indemnification by Seller. In addition to the other
          indemnities given by Seller to Buyer in this Agreement, Seller shall indemnify and hold harmless Buyer and its successors and assigns from and against any and all claims, demands, losses, damages, liabilities, costs, expenses, and deficiencies (including, without limitation, reasonable attorneys' fees and other costs and expenses of Buyer incident to the defense of any claim that results in litigation, or the settlement of any claim, or the enforcement by Buyer or the provisions of this Section 11.01) caused by, arising out of, or resulting from, and to pay Buyer any sum that Buyer pays or becomes obligated to pay on account of, (a) the ownership of the Assets by
          Seller prior to the Closing Date, (b) the use and/or operation of the
          Assets prior to the Closing Date, (c) any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement or in any other instrument delivered by or on behalf of Seller pursuant hereto, (d) any breach of a warranty or an inaccurate or erroneous representation made by Seller herein or in any other instrument delivered by or on behalf of Seller pursuant hereto, or (e) any and all actions, suits, proceedings, claims, demands or judgments incident to any of the foregoing. If any person shall assert a claim against Buyer or its affiliates that, if successful, might result in a breach or default by Seller under this Agreement, Buyer shall give Seller prompt written notice thereof, and Seller shall have the right to participate in the defense thereof and to be represented, at the sole expense of Seller, by counsel selected by it. No such claim, demand, or other matter shall be compromised or settled by
          Seller or Buyer in any manner that might adversely affect the interest of the other party without the prior written consent of such other party (which consent shall not be unreasonably withheld).

                                       12

               11.02 Indemnification by Buyer. In addition to the other
          indemnities given by Buyer to Seller in this Agreement, Buyer shall indemnify and hold harmless Seller and its successors and assigns from and against any and all claims, demands, losses, damages, liabilities, costs, expenses, and deficiencies (including, without limitation, reasonable attorneys' fees and other costs and expenses of Seller incident to the defense of any claim that results in litigation, or the settlement of any claim, or the enforcement by Seller or the provisions of this Section 11.02) caused by, arising out of, or resulting from, and to pay Seller any sum that Seller pays or becomes obligated to pay on account of, (a) the ownership of the Assets by
          Buyer from and after the Closing Date, (b) the use and/or operation of the Assets from and after the Closing Date, (c) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement or in any other instrument delivered by or on behalf of Buyer pursuant hereto, (d) any breach of a warranty or an inaccurate or erroneous representation made by Buyer herein or in any other instrument delivered by or on behalf of Buyer pursuant hereto, or (e) any and all actions, suits, proceedings, claims, demands or judgments incident to any of the foregoing. If any person shall assert a claim against Seller or its affiliates that, if successful, might result in a breach or default by Buyer under this Agreement, Seller shall give Buyer prompt written notice thereof, and Buyer shall have the right to participate in the defense thereof and to be represented, at the sole expense of Buyer, by counsel selected by it. No such claim, demand, or other matter shall be compromised or settled by
          Buyer or Seller in any manner that might adversely affect the interest of the other party without the prior written consent of such other party (which consent shall not be unreasonably withheld).

                                   ARTICLE XII

                                   TERMINATION

               12.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a)  by mutual written consent of Buyer and Seller;

          (b)  by Buyer, if

               (i)  the Closing shall not have occurred by June 7, 2005
                    (provided that the right to terminate this Agreement under this clause (i) shall not be available to Buyer if Buyer's failure to fulfill any of its obligations under this
                    Agreement or its misrepresentation or breach of warranty
                    hereunder has been the cause thereof); or

               (ii) there has been a material breach by Seller of any covenant or agreement, or a material inaccuracy of any representation or warranty of Seller, contained in this Agreement which has rendered the satisfaction of any condition to the
                    obligations of

                                       13

                    Buyer impossible and such breach or inaccuracy has not been cured by Seller within five (5) Business Days after Seller's receipt of notice thereof from Buyer, or waived by Buyer.

          (c)  by Seller, if

               (i)  the Closing shall not have occurred by June 7, 2005
                    (provided that the right to terminate this Agreement under this clause (i) shall not be available to Seller if Seller's failure to fulfill any of its obligations under this
                    Agreement or its misrepresentation or breach of warranty
                    hereunder has been the cause thereof); or

               (ii) there has been a material breach by Buyer of any covenant or agreement, or a material inaccuracy of any representation or warranty of Buyer, contained in this Agreement which has
                    rendered the satisfaction of any condition to the
                    obligations of Seller impossible and such breach or
                    inaccuracy has not been cured by Buyer within five (5)
                    Business Days after Buyer's receipt of notice thereof from
                    Seller, or waived by Seller.

          (d)  By Buyer or Seller pursuant to Section 2.02.

               12.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.01 by Buyer or Seller, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Buyer or Seller or any of their respective directors, officers, employees, stockholders or representatives; provided that nothing contained in this Section 12.02 shall relieve any party from liability for damages actually incurred
          (excluding consequential damages) for breach of any covenant or agreement, or for the inaccuracy of any representation or warranty, contained herein.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

               13.01 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by reputable overnight courier, or mailed by certified or registered United States Mail with postage prepaid, or sent by telecopy (provided such telecopy is confirmed by mail in the manner previously described), addressed to the appropriate party at the address for such party shown below or at such other address as such party shall have theretofore designated by written notice delivered to the party giving such notice:

     If to Seller:

          C and L Services, LP

                                       14

          2005 South Main St.
          Cleburne, Texas 76031
          Attn: Cody Jones and Larry Durham
          Telephone No.: (817) 641-5600
          Telecopy No.: (817) 641-6500

     If to Buyer:

          Union Drilling Texas, LP
          South Pittsburgh Technology Park
          3117 Washington Pike
          Bridgeville, Pennsylvania 15017
          Attn: Christopher Strong
          Telephone No.: (412) 257-9390
          Telecopy No.:(412) 257-9392

          Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person or transmitted by telecopy, or one (1) day after such notice has been delivered to a reputable overnight courier, or five (5) days after such notice has been deposited in the United
States Mail, as the case may be, Seller or Buyer may change the address to which such communications are to be directed by giving written notice to the other parties in the manner provided in this Section 13.01.

               13.02 Entire Agreement. This Agreement, the documents,
          instruments and agreements to be executed pursuant hereto, the schedules and exhibits hereto, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

               13.03 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may assign its rights hereunder only to an Affiliate or subsidiary of Buyer.

               13.04 Amendment. This Agreement may be amended only by an
          instrument in writing executed by all of the parties hereto.

               13.05 Waiver. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the party hereto waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the performance of such provisions. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained in this
          Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

                                       15

               13.06 Captions. The captions in this Agreement are for
          convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

               13.07 No Third-Party Beneficiaries. Nothing in this Agreement shall entitle any party other than Buyer and Seller to any claim, cause of action, remedy, or right of any kind.

               13.08 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

               13.09 Severability. If any term or other provision of this
          Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               13.10 Execution Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement.

                                       16

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SELLER:
                                       C AND L SERVICES, LP

                                       By /s/ CODY JONES
                                          --------------------------------------
                                       Name: Cody Jones
                                       Title: President

                                       BUYER:
                                       UNION DRILLING TEXAS, LP, by
                                       UNION DRILLING TEXAS GP, LLC, its General
                                       Partner

                                       By /s/ CHRISTOPHER STRONG
                                          --------------------------------------
                                       Christopher Strong, President

                                       17

                         INDEX TO SCHEDULES AND EXHIBITS

Schedule
Number     Description
--------   -----------
2.01(a)    Assets

Exhibits
--------
Exhibit A  Form of Bill of Sale

                                       18

                                Schedule 2.01(a)

                                     Assets

NATIONAL 80B

NATIONAL 80B Single Drum Drawworks, 1,000-HP, LEBUS Grooved f/1-1/4" Drilling
Line, FOSTER Make-Up & Breakout Catheads, Overrunning Clutch, Air Driller's
Console Controls, Unitized PARMAC 22" Hydromatic Brakes, Crown-O-Matic

2-Engine Compound w/Single Pedestal Pump Drive, (2) CAT D-379 Diesel Engines,
NATIONAL 245-125 Torque Converters, QUINCY 390 Air Compressor MAST/SUBSTRUCTURE

DSI 131'H x 18'6"W Cantilever Mast, 500,000# SHL, IDEAL 6-Sheave Pin Type Crown
Block, (2) Crown Stands

16'H Box on Box Substructure, V-Door, Steps, Safety Rails, Built-In Parts Room,
Locker Room, Air Volume Tank, Air Lines

MUD PUMPS

BOMCO F-800 Triplex Mud Pump, Forged Steel Fluid End w/Quick Change Valve Cover
& Quick Change Cylinder Head Caps, Pulsation Dampener, Shear Relief Valve,
Charging Pump, Master Skidded, p/b CAT D-398 Diesel Engine

BOMCO F-800 Triplex Mud Pump, Forged Steel Fluid End w/Quick Change Valve Cover
& Quick Change Cylinder Head Caps, Pulsation Dampener, Shear Relief Valve,
Charging Pump, Skidded, Compound Driven

ROTATING/TRAVELING EQUIPMENT

250-Ton Block/Hook Combination
300-Ton Swivel
OILWELL 20-1/2" X 53" Rotary Table
5-1/4" x 46'L Hex Kelly
Kelly Drive Bushing

                                       19

WELL CONTROL EQUIPMENT

SHAFFER LA-70, 11" 5,000# Double Blowout Preventer
WSI 11" 5,000# Annular Blowout Preventer
KOOMEY 4-Station Closing Unit
3" Choke Manifold, Skidded

RIG HOUSES

8'W x 28'L Top Doghouse, Skidded, w/Lockers, SATELLITE Automatic Driller, MARTIN
DECKER Type-D Weight Indicator, 4-Pin Drilling Recorder, Heater
10'W x 20'L Parts/Tool House, Skidded

GENERATORS/UTILITY HOUSE

(2) MECALTE 325-KW Generator Sets, Each p/b CAT D-3406B DITA Diesel Engines,
Skidded
Screw Air Compressor
Motor Control Center/Receptacle Outlets
Voltage Panel f/Trailers
All Above Mounted in 10'W x 30'L Utility House, w/Fluorescent Lights, Skidded

MUD SYSTEM

750-Barrel Mud System, 2-Tank, Mud Agitators in Each Tank, Mud Flow Troughs,
Internal & External Plumbing, (4) 5" x 6" Centrifugal Pumps p/b Electric Motors,
Skidded

MCM Dual Screen Shale Shaker
Desander w/(2) 10" Cones
Desilter w/(10) 5" Cones

                                       20

WATER/FUEL TANK/LUBESTER

10,000-Gallon Fuel Tank, Skidded
Lubester, Skidded, with Suncoast Bulk tanks mounted on skid

HANDLING TOOLS

BJ Type B Rotary Tongs, 4" - 10-3/4"
Drill Pipe Slips, Drill Collar Slips, Safety Clamp
INGERSOLL RAND 4,000# Capacity Air Hoist

AUXILIARY EQUIPMENT

Rotary Hose
15,000' Capacity Wireline Unit
7,500' of 1-1/4" Drilling Line, Spool, Stand
42"H x 60'L 2-Section Catwalk
4-Sets (8) Pipe Racks

DRILL PIPE/DRILL COLLARS

10,000' 5" Drill Pipe, Double White Band
(20) 7" Spiral Drill Collars

                                       21

IDECO 750

IDECO 750 Single Drum Drawworks, 1,000-HP, LEBUS Grooved f/1-1/8" Drilling Line,
FOSTER Make-Up & Breakout Catheads, Overrunning Clutch, Air Driller's Console
Controls, Crown-O-Matic, Unitized PARMAC 22" Hydromatic Brakes

2-Engine Compound w/Single Pedestal Pump Drive, (2) CAT D-379 Diesel Engines,
NATIONAL 245-125 Torque Converters

MAST/SUBSTRUCTURE

Branham 131'H x 18'6"W Cantilever Mast, 550,000# GNC, 5-Sheave Pin Type Crown
Block, (1) Crown Stands

16'H Box on Box Substructure, V-Door, Steps, Safety Rails, Air Volume Tank, Air
Lines

MUD PUMPS

BOMCO F-800 Triplex Mud Pump, Forged Steel Fluid End w/Quick Change Valve Cover
& Quick Change Cylinder Head Caps, Pulsation Dampener, Shear Relief Valve,
Charging Pump, Master Skidded, p/b CAT D-398 Diesel Engine

BOMCO F-800 Triplex Mud Pump, Forged Steel Fluid End w/Quick Change Valve Cover
& Quick Change Cylinder Head Caps, Pulsation Dampener, Shear Relief Valve,
Charging Pump, Skidded, Compound Driven

ROTATING/TRAVELING EQUIPMENT

300-Ton Traveling Block
200-Ton Hook
300-Ton Swivel
IDECO 23" X 54" Rotary Table
4-1/4" x 44'L Square Kelly
Kelly Drive Bushing

                                       22

WELL CONTROL EQUIPMENT

SHAFFER LA-5000, 11" 5,000# Double Blowout Preventer
HYDRIL 12" 3,000# Annular Blowout Preventer
KOOMEY 5-Station Closing Unit
3" Choke Manifold, Skidded

RIG HOUSE

8'W x 32'L Top Doghouse, Skidded, w/Lockers, SATELLITE Automatic Driller, MARTIN
DECKER Type-D Weight Indicator, 4-Pin Drilling Recorder, Heater

GENERATORS/UTILITY HOUSE

(2) MECALTE 325-KW Generator Sets, Each p/b CAT D-3406B DITA Diesel Engines,
Skidded
Screw Air Compressor
Motor Control Center/Receptacle Outlets
Voltage Panel f/Trailers
All Above Mounted in 10'W x 30'L Utility House, w/Fluorescent Lights, Skidded

MUD SYSTEM

750-Barrel Mud System, 2-Tank, Mud Agitators in Each Tank, Mud Flow Troughs,
Internal & External Plumbing, (4) 5" x 6" Centrifugal Pumps p/b Electric Motors,
Skidded
MCM Dual Screen Shale Shaker
Desander w/(2) 10" Cones
Desilter w/(10) 5" Cones

WATER/FUEL TANK/LUBESTER

500-Barrel Water Tank, Skidded
Lubester, Skidded, with Suncoast Bulk tanks mounted on Skid

                                       23

HANDLING TOOLS

BJ Type D Rotary Tongs, 4" - 10-3/4"
Drill Pipe Slips, Drill Collar Slips, Safety Clamp
INGERSOLL RAND 4,000# Capacity Air Hoist

AUXILIARY EQUIPMENT

Rotary Hose
15,000' Capacity Wireline Unit
7,500' of 1-1/8" Drilling Line, Spool, Stand
42"H x 60'L 2-Section Catwalk
2-Sets (4) Pipe Racks

DRILL PIPE/DRILL COLLARS

10,000' 4-1/2" Drill Pipe, Grades E & S135
(20) 6" Spiral Drill Collars

                                       24

Exhibit A

                              Form of Bill of Sale

                       GENERAL BILL OF SALE AND ASSIGNMENT

          GENERAL BILL OF SALE AND ASSIGNMENT, effective as of 12:01 a.m. on
June 2, 2005, from C AND L SERVICES, LP, a Texas limited partnership ("Seller"), to UNION DRILLING TEXAS, LP, a Texas limited partnership ("Buyer").

                                    RECITALS

          1. Seller is executing and delivering this General Bill of Sale and
Assignment to Buyer for the purpose of selling, assigning, transferring, and delivering to, and vesting in, the Buyer all right, title and interest of the
Seller in and to the "Assets" (as defined in the Asset Purchase Agreement dated as of May 31, 2005, by and between Seller and Buyer).

                                    AGREEMENT

          Section 1. In consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, Seller by these presents does sell, assign, transfer, and deliver to, and vest in Buyer, its successors and assigns forever, good and marketable title and all of Seller's right, title, and interest, legal and equitable, in and to each and every one of the Assets.

          TO HAVE AND TO HOLD all of the Assets unto Buyer, its successors and assigns forever; and Seller does for itself, and its successors and assigns, covenant and agree with Buyer to WARRANT AND DEFEND the title of the aforesaid
Assets against all and every person and persons whomsoever.

          Section 2. Seller hereby constitutes and appoints Buyer, its successors and assigns the true and lawful attorney and attorneys of Seller with full power of substitution in its

                                       25

name and stead, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Assets sold, transferred and assigned to Buyer this instrument and to give receipts and releases for and in respect of the same or any part thereof, to endorse any claim or right of any kind in respect thereof and to do all acts and things in relation to the Assets, which Buyer, its successors and assigns may deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are not revocable and shall not be revoked by Seller or its successors or assigns for any reason whatsoever.

          Section 3. Seller, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will, at its expense, do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, or delivered, all and every such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Buyer in order to sell, assign, transfer, and convey to, and vest in, Buyer, its successors and assigns, or to aid and assist Buyer in reducing to possession and use any or all of the Assets assigned to Buyer.

          Section 4. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than Seller and
Buyer, and their respective successors and assigns, any rights or remedies by reason of this General Bill of Sale and Assignment.

          Section 5. This General Bill of Sale and Assignment is executed by, and shall be binding upon, Seller, its successors and assigns, for the uses and purposes above set forth and referred to, as of the effective date thereof.

                                       26

          IN WITNESS WHEREOF, Seller has caused this General Bill of Sale and
Assignment to be signed as of the date set forth above.

                                       C AND L SERVICES, LP

                                       By: /s/ CODY JONES
                                           -------------------------------------
                                       Name: Cody Jones
                                       Title: President

                                       27